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                                                                Exhibit 99.2


                            ASSET PURCHASE AGREEMENT

     This Agreement is executed this 31st day of December, 1999, by and among CARROLL GEORGE, INC., an Iowa corporation ("Seller"); MORTON INDUSTRIAL GROUP, INC. ("Shareholder"), a Georgia corporation; and ADVANCED COMPONENT TECHNOLOGIES, INC., a Minnesota corporation ("Buyer").

                                    RECITALS

     WHEREAS, the Seller is engaged in the business of manufacturing and selling thermoformed plastic components and products (the "Business") from its plant in Northwood, Iowa; and

     WHEREAS, the Seller desires to sell, and the Buyer desires to acquire from the Seller, substantially all of the operating assets of the Seller used in or relating to the Business; and

     WHEREAS, the parties desire to enter into this Agreement to document the terms and conditions of the transaction; and

     WHEREAS, the capitalized terms used in this Agreement are defined in
Section 8.16 hereof or elsewhere herein;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained in this Agreement, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

     1.01  ASSET PURCHASE.

           (a) PURCHASED ASSETS. Subject to and upon the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements made in this Agreement by the Seller and Shareholder at the Closing on the Closing Date; the Buyer shall purchase and accept from the Seller, and the Seller shall sell, transfer, convey, assign and deliver to the Buyer, any and all of the Seller's right, title and interest in and to all of the assets, properties, rights, interests and business of the Seller used in or which relate to the Business, of every nature, kind and description, tangible and intangible, vested or unvested, contingent or otherwise, wheresoever located and whether or not carried or reflected on the books, records and the Balance Sheet or Interim Balance Sheet, of the Seller, including without limitation the following assets (if any) which are used in or relate to the Business, however, excluding the Retained Assets and the Unassumed Liabilities:

                 (i) account, trade, note and other receivables other than receivables from employees (the "Accounts Receivable");

                (ii)   prepaid expenses;

               (iii) inventories of purchased parts and supplies, including all packaging materials and supplies, raw materials, work-in-process and finished goods (such inventories are collectively referred to as the "Inventories"), together with the warranties, if any, received from manufacturers and sellers of the raw materials, purchased parts and supplies, and any related claims, credits, rights of recovery and set-off with respect thereto;

                (iv) tangible assets, machinery, equipment, fixtures, transportation equipment, construction-in-process, tools, dies and molds, inventories of supplies and spare parts, vehicles, furniture, office equipment, computer hardware and computer software together with the warranties, if any, received from the manufacturers and sellers of these tangible assets, including without limitation those items listed in SCHEDULE 1.01(a)(iv) attached hereto;

                 (v) the manufacturing plant consisting of buildings and land of approximately 10.476 acres in Northwood, Iowa (referred to herein as the "Real Estate");

                (vi) trade secrets and confidential information related to the Business;

               (vii) inventions, discoveries, improvements, processes, formulae (secret or otherwise), data, engineering, technical and shop drawings, specifications, trade secrets, know-how and ideas (including such as may be in the possession of third parties, but which are the property of the Seller), whether patentable or not, shoprights, licenses and other similar agreements, and all drawings, records, books or other indicia, however evidenced, of the foregoing;

              (viii) rights existing under leases, contracts, distribution arrangements, sales and purchase agreements, letters of intent, other agreements and business arrangements listed on the SCHEDULE 4.18 or under contracts or commitments which are not required by Section 4.18 to be listed on the SCHEDULE 4.18;

                (ix) claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, except for rights of set-off against liabilities not assumed by Seller;

                 (x) the right to receive Accounts Receivable payments and any other communications;

                (xi) records pertaining to customers and accounts, personnel records, all lists and records pertaining to suppliers, and all books, ledgers, files and business records of every kind;


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               (xii)   advertising materials and all other printed or written
     materials;

              (xiii) all goodwill as a going concern, if any, and all other intangible properties;

               (xiv) all right, title and interest in the name "Carroll George, Inc." and any derivatives thereof; and

                (xv) all other property owned by the Seller, or in which it has an interest on the Closing Date.

           For purposes of this Agreement, the term "Purchased Assets" means all property which the Seller will convey to Buyer or will be obligated to convey to Buyer under this Agreement.

           (b) RETAINED ASSETS. Anything in this Agreement to the contrary notwithstanding, the Seller is retaining title to, and possession of, and the Seller is not selling, assigning, conveying, transferring or delivering to Buyer any and all of the Seller's right, title or interest in or to any of the following (the "Retained Assets"):

                 (i)   cash, cash investments and marketable securities;

                (ii)   accounts receivable from related entities;

               (iii) income tax returns and other income tax records, reports, data, files and documents;

                (iv)   rights under this Agreement;

                 (v) the Seller's corporate charter, minute books, corporate records and related corporate documents;

                (vi) any benefit, right, or claim relating to any liabilities or contract not assumed by the Buyer.

           (c) ASSUMPTION OF LIABILITIES. Subject to the conditions specified in this Agreement, Buyer hereby agrees to assume, discharge and, subject to the provisions of Section 7.02, shall indemnify and hold Seller and Shareholder harmless from, the following liabilities and obligations of Seller (hereinafter referred to as the "Assumed Liabilities"):

                 (i) Seller's liabilities for accounts payable and Accrued Current Liabilities related to the Business as set forth on SCHEDULE 1.01(c)(i) (this Schedule to be provided within 10 days after Closing by Seller for Buyer's review and approval);

                (ii) Seller's liabilities and obligations under the contracts, leases, operating leases, or commitments referred to in
     Section 1.01(a)(viii) above except: (A)


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     liabilities or obligations arising out of any breach caused by the
     Seller, at any time before, on or after the date of this Agreement; and
     (B) liabilities or obligations resulting from claims based on defective products, violations resulting from claims based on defective products, violation of product warranties and other product claims with respect to products manufactured or sold by the Seller, on or prior to the Closing Date, provided, however, that Buyer will honor warranty claims (limited to product replacement or purchase price refund) for products sold by the Seller on or before the Closing Date up to a total cumulative amount paid by Buyer of $10,000; and

               (iii) All liabilities or obligations resulting from claims based on defective products, violations resulting from claims based on defective products, violation of product warranties or other product claims, solely with respect to products manufactured by Buyer after the Closing Date.

           (d) LIABILITIES NOT ASSUMED. Buyer will not assume or be liable for, and subject to the provisions of Section 7.02, Seller and Shareholder shall indemnify and hold Buyer harmless from, any of the following liabilities or obligations consisting of and, notwithstanding any implication to the contrary contained in (c) above, the following liabilities or obligations are "Unassumed Liabilities" for purposes of this Agreement:

                 (i) Any of the Seller's liabilities or obligations under this Agreement;

                (ii) Any of the Seller's liabilities or obligations against which the Seller is insured or otherwise indemnified by someone other than Buyer;

               (iii) Any of the Seller's liabilities or obligations (including penalties) arising under common or statutory law whether by reason of any violation of federal, state, local or foreign law or any requirement of any governmental authority, including, but not limited to, violations of all environmental, or occupational health and safety laws of the United States or any sovereign entity, foreign or otherwise;

                (iv) Except for amounts included in the Accrued Current Liabilities under Subsection (c)(i) above, any liability or obligation of the Seller in respect of any amount of Tax, and specifically (but without limitation) Buyer will not assume or be liable for any liability for Tax imposed by reason of the sale or conveyance of the Purchased Assets to Buyer; it being understood and agreed that Buyer shall not be deemed to be Seller's transferee or successor with respect to any such Tax and that Seller shall pay all transfer taxes with respect to the transfer of the Real Estate;

                 (v) Any liability or obligation of the Seller to any shareholder of Seller whatsoever, including, but not limited to the payment of dividends or the repurchase or other acquisition of any shares of its capital stock, and, except for amounts included in the Accrued Current Liabilities under Subsection (c)(i) above, any liability or obligation of Seller to any affiliate or any shareholder or entity or affiliate owned or controlled by any shareholder of Seller;


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                (vi)   Except for amounts included in the Accrued Current
     Liabilities under Subsection (c)(i) above, any liability or obligation for any compensation or other amounts payable to any of the employees of the Seller, including, but not limited to, salary, bonus, accrued vacation, fringe, pension or profit sharing benefits, or severance payments applicable to officers, directors or employees of the Seller or policies of Seller for any period prior to the Closing Date;

               (vii) Any liability or obligation resulting from claims based on defective products, violations resulting from claims based on defective products, and, except to the extent set forth in Section 1.01(c)(ii)(B) above, violation of product warranties and other product claims with respect to products manufactured or sold by the Seller on or prior to the Closing Date; and

              (viii) Any other liability or obligation of the Seller of every kind and nature, whether actual, contingent or accrued, known or unknown, not expressly assumed by Buyer under Subsection (c) above.

     1.02  PURCHASE PRICE; PRORATIONS.

           (a) In consideration of and in exchange for the Purchased Assets, the Buyer shall pay a total purchase price in the amount of $7,500,000.00 (the "Purchase Price") at Closing. The Purchase Price shall be paid by certified check, bank cashier's check or wire transfer at Closing.

           (b) Rents, premiums under assignable insurance policies, water and other utility charges, fuels, prepaid service contracts, general taxes, if any, and other similar items except for those amounts included in the Accrued Current Liabilities under Section 1.01(c)(i) above shall be adjusted ratably as of the time of Closing and added to the Assumed Liabilities where appropriate.

     1.03  CLOSING TRANSACTIONS.

           (a) CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Husch & Eppenberger, LLC, 401 Main Street, Suite 1400, Peoria, Illinois, at 10:00 a.m. on or before December 31, 1999, with such date to be mutually agreeable to the Buyer and the Seller. Buyer shall have the option of closing earlier than December 31, 1999. If Buyer elects to close prior to December 31, 1999, Seller and Buyer shall exercise all reasonable efforts to close on the date selected by Buyer. The date and time of the Closing shall be 11:59 p.m., CST, on December 31, 1999 and are herein referred to as the "Closing Date."

           (b) TRANSFERS. Subject to the conditions set forth in this Agreement, the parties agree to consummate the following on the Closing Date:

                 (i) Seller will convey to Buyer good title to all of the Purchased Assets, free and clear of all Encumbrances (except those which are associated with the Assumed


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     Liabilities) and will deliver to Buyer recordable warranty deeds, bills of sale, assignments of leases and contracts and all other instruments of conveyance which are necessary or desirable to effect transfer of the Purchased Assets, all in form and content reasonably satisfactory to Buyer.

                (ii) Seller and Shareholder will deliver to Buyer a certificate signed by the Seller and Shareholder in the form set forth in SCHEDULE 1.03(b)(ii) attached hereto, dated the Closing Date, certifying (A) the accuracy of the representations and warranties of the Seller and Shareholder, (B) the performance by the Seller and the Shareholder of, or the compliance by the Seller and the Shareholder with, all of the covenants or agreements required to be performed or complied with by the Seller and the Shareholder, and (C) the satisfaction of any condition referred to in Section 2.01 that is not a responsibility of Buyer.

               (iii) Seller will deliver to Buyer certified copies of the resolutions of the Seller's board of directors and stockholders approving the transactions contemplated by this Agreement.

                (iv) Seller will deliver to Buyer certified articles of incorporation and bylaws of Seller.

                 (v) Seller will deliver to Buyer a good standing certificate for the Seller issued by the Secretary of State of Iowa not more than thirty (30) days prior to Closing.

                (vi) Seller will deliver to Buyer an opinion of Seller's counsel as to matters set forth in SCHEDULE 1.03(b)(vi).

               (vii) Seller will deliver to Buyer an executed noncompetition agreement (the "Noncompetition Agreement") in the form set forth in SCHEDULE 1.03(b)(vii).

              (viii) Seller will deliver to Buyer and Buyer will deliver to Seller an assignment and assumption agreement (the "Assignment") in the form set forth in SCHEDULE 1.03(b)(viii).

                (ix) Shareholder will deliver to Buyer and Buyer will deliver to Shareholder a transition services agreement (the "Transition Agreement") in the form set forth in SCHEDULE 1.03(b)(ix).

                 (x) Seller will deliver a pay off letter from Harris Trust & Savings Bank, individually and as Agent for the lenders (collectively, the "Lenders") under that certain Credit Agreement by and among the Shareholder and its Subsidiaries and the Lenders dated as of January 20, 1998, as amended, indicating to Buyer's satisfaction that Lenders' liens on the Seller's assets shall be released upon payment of the Purchase Price.

                (xi) Seller will deliver to Buyer such other documents or instruments as Buyer reasonably requests to effect the transactions contemplated hereby. Buyer will


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     deliver to Seller such other documents or instruments as Seller reasonably requests to effect the transactions contemplated hereby.

               (xii) Buyer will deliver to Seller a certificate signed by Buyer and in the form set forth in SCHEDULE 1.03(b)(xii) attached hereto, dated the Closing Date, certifying (A) the accuracy of the representations and warranties of the Buyer, (B) the performance by the Buyer of, or the compliance by the Buyer with, all of the covenants or agreements required to be performed or complied with by the Buyer, and
     (C) the satisfaction of any condition referred to in Section 2.02 that is not a responsibility of the Seller or the Shareholder.

              (xiii) Buyer will deliver to Seller certified copies of the resolutions approving the transactions contemplated by this Agreement.

               (xiv) Buyer will deliver to Seller a certified copy of its articles of incorporation.

                (xv) Buyer will deliver to Seller a good standing certificate for the Buyer issued by the Secretary of State of Minnesota not more than thirty (30) days prior to Closing.

               (xvi) Buyer will deliver to Seller an opinion of Buyer's counsel as to matters set forth in SCHEDULE 1.03(b)(xvi).

              (xvii)   Buyer will deliver to Seller the Purchase Price.

             (xviii)   All actions to be taken and all deliveries to be made
     at the Closing shall be considered to be taken or made simultaneously, and no action taken or delivery made shall be considered to have been taken or made unless and until all actions and deliveries incidental to the Closing have been completed.

     1.04 WAIVER OF COMPLIANCE WITH BULK TRANSFER REQUIREMENTS. The Buyer waives compliance by the Seller with the provisions of the Bulk Transfer Article of the Uniform Commercial Code as enacted in any applicable jurisdiction. Seller hereby agrees to indemnify and hold Buyer harmless from any and all liabilities and obligations of Seller which are not assumed by Buyer under this agreement, and from any and all liabilities resulting from noncompliance with the Bulk Transfer Article of the Uniform Commercial Code, including but not limited to all costs, expenses, and reasonable attorneys' fees incurred in connection with the defense or settlement of any such liability or obligation.

     1.05 PURCHASE PRICE ALLOCATION. The Purchase Price will be allocated in accordance with the Tax Reform Act of 1986, as amended (the "Allocation") and as set forth on SCHEDULE 1.05. Seller shall not, without written approval of Buyer, file any tax returns on which Seller takes any position inconsistent with the Allocation. Buyer shall not without the written approval of Seller, file, or permit the filing of any tax returns on which Buyer takes any position inconsistent with the Allocation. Buyer and Seller, respectively, will notify each other as soon as


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reasonably practicable of any audit adjustment or proposed audit adjustment by any taxing authority which affects the Allocation.

     1.06 PURCHASE PRICE ADJUSTMENT. Within thirty days after the Closing Date, Shareholder shall deliver to Buyer the Closing Date Working Capital Balance Sheet together with the Working Capital Asset Value Statement. Buyer shall have thirty days after Buyer's receipt of those documents to notify Seller of any objections (i.e., Disputed Items) to the Closing Date Working Capital Balance Sheet or to the Working Capital Asset Value Statement. Any such notice shall specify the Disputed Item or Disputed Items. If Buyer does not deliver to Shareholder its objections in writing within the said thirty-day period after Buyer's receipt of the documents specified in the first sentence, or Buyer acknowledges in writing that said documents are accurate, Shareholder's calculation of the Working Capital as of the Closing Date shall be final, binding, and conclusive on the parties for purposes of this section, the parties hereto shall cooperate to provide the other parties and their representatives with information with respect to the Disputed Items.

     If the Closing Date Working Capital Balance Sheet reflects that the Working Capital was two million dollars or more on the Closing Date, no adjustment to the Purchase Price shall be made. If, however, the Working Capital as of the Closing Date is determined to be less than two million dollars, the Purchase Price shall be decreased by the difference and remitted by Seller and Shareholder to Buyer within ten days after the final determination thereof.

     1.07 DISPUTE RESOLUTION. If Shareholder and Buyer shall be unable to resolve any Disputed Item or Disputed Items within thirty days after notice from Buyer to Shareholder that a dispute exists, then Shareholder and Buyer shall each appoint a representative within ten days who shall together endeavor in good faith to resolve any such Disputed Item or Disputed Items. If either party fails to appoint a representative within such time period, the other party's representative shall resolve such Disputed Item(s). In the event that such representatives are unable to resolve the Disputed Item(s) within thirty days, Shareholder and Buyer shall together, within ten business days, appoint an Arbitrator who is a certified public accountant from the Chicago office of a nationally recognized "Big Five" accounting firm to arbitrate the dispute. Shareholder and Buyer shall, within the next twenty days thereafter, present their positions with respect to the Disputed Item(s) to the Arbitrator together with such other materials as the Arbitrator deems appropriate. The Arbitrator shall, within twenty days after the submission of the evidentiary materials, submit its written decision on each Disputed Item to the Shareholder and Buyer. Any determination by the Arbitrator with respect to any Disputed Item shall be final and binding on each party to this Agreement. Except as specifically set forth to the contrary in this SECTION 1.07, the arbitration shall be conducted in Chicago, Illinois and the Arbitrator shall comply with the commercial arbitration rules of the American Arbitration Association, as then in effect, and judgment on any award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. Shareholder and Buyer agree that the cost of the Arbitrator shall be borne 50% by Shareholder and 50% by Buyer.

     1.08 NON-ASSIGNABLE CONTRACTS AND PERMITS. To the extent that any Contract or permit for which assignment to the Buyer is provided for in this Agreement is not assignable without the consent of another party or the appropriate Governmental Body, this Agreement shall not


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constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. The Seller and the Shareholder shall continue to use their respective best efforts to obtain the consent of such other party or Governmental Body to the assignment of any such Contract or permit to the Buyer in all cases in which such consent is or may be required for such assignment. If such consent shall not be obtained, the Seller and the Shareholder shall cooperate with the Buyer in any reasonable arrangement designed to provide for the Buyer the benefits under any such Contract or permit, the Buyer shall not have any obligation with respect thereto, any other provision of this Agreement to the contrary notwithstanding.

                                    ARTICLE II

                              CONDITIONS TO CLOSING

     2.01 CONDITIONS TO BUYER'S OBLIGATIONS. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

           (a) The representations and warranties set forth in Article IV hereof (as qualified by all information delivered in any schedule hereto) will be true and correct at and as of the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, without giving effect to any supplement to the Schedules hereto;

           (b) The Seller and the Shareholder will have performed all of the covenants and agreements required to be performed by them under this Agreement prior to the Closing;

           (c) There will have been no material adverse change in the businesses, financial condition, operating results, assets, employee relations, customer, supplier relations, or business prospects of the Seller (taken as a whole) and there will have been no material casualty loss or damage to the assets of the Seller (taken as a whole) whether or not covered by insurance;

           (d) All consents by third parties that are required for the transfer of the Purchased Assets to Buyer as contemplated hereby, or that are required in order to prevent a breach of or a default under or a termination or modification of any agreement material to the Seller to which it is a party or to which any material portion of property is subject, will have been obtained, and releases of any and all security interests, mortgages, and other liens (except those which are associated with the Assumed Liabilities) held by third parties on the Purchased Assets will have been obtained;

           (e) No action or proceeding before any court or government body will be pending or threatened wherein an unfavorable judgment, decree or order could prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or which might materially affect the right of Buyer to own, operate or control the Purchased Assets or materially diminish the value of the Purchased Assets;


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           (f)   All proceedings to be taken by the Seller and the
Shareholder in connection with the consummation of the Closing on the Closing Date and the other transactions contemplated hereby and all certificates, instruments and other documents required to be delivered to effect the transactions contemplated hereby reasonably requested by Buyer will be satisfactory in form and substance to Buyer;

           (g) Buyer will be satisfied, in its sole and absolute discretion, with the results of its legal and business due diligence review of the Seller and of environmental testing of the Real Estate;

           (h) Buyer shall have obtained financing for the Purchase Price in form and substance satisfactory to Buyer, in its sole and absolute discretion;

           (i) Buyer shall have obtained final approval of the transactions contemplated by this Agreement from its Board of Directors;

           (j) Buyer shall have obtained title insurance in form and amount satisfactory to Buyer, insuring Buyer's title in fee simple to the Real Estate, free and clear of all Encumbrances other than such minor defects, irregularities and encumbrances as normally exist with respect to similar properties and as in the opinion of Buyer do not materially affect title to, or impair the use of, the Real Estate for the purposes intended; and

           (k) Buyer will be reasonably satisfied that the Seller's machinery, equipment and other tangible assets are in good condition and repair and usable in the ordinary course of business as currently conducted.

Any condition specified in this Section 2.01 may be waived by Buyer, PROVIDED that no such waiver will be effective unless it is set forth in a writing executed by Buyer. The due diligence review referred to in Section 2.01(g) shall be completed by December 31, 1999 (provided the Seller promptly cooperates and furnishes Buyer all information reasonably requested by Buyer during such period), and if the Buyer notifies Seller by such date that the Buyer is not reasonably satisfied with its due diligence review, the Buyer may declare this Agreement null and void. In the absence of notice within that time period, the due diligence review requirement shall be deemed to be waived by Buyer, solely for purposes of this Section 2.01.

     2.02 CONDITIONS TO THE SELLER'S OBLIGATIONS. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

           (a) The representations and warranties set forth in Article V hereof will be true and correct at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties;

           (b) Buyer will have performed all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;


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

           (c) No action or proceeding before any court or government body will be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or which might materially affect the right of the Seller to sell, convey, assign, transfer and deliver the Purchased Assets or otherwise to fulfill its obligations pursuant to this Agreement;

           (d) All proceedings to be taken by Buyer in connection with the consummation of the Closing on the Closing Date and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by Buyer to effect the transactions contemplated hereby reasonably requested by the Seller will be satisfactory in form and substance to the Seller.

           (e) Seller has obtained approval from Shareholder's Board of Directors and its Lenders.

           (f) Buyer or an affiliate of Buyer has acquired ownership of substantially all of the operating assets of Morton Metalcraft Co. of South Carolina.

Any condition specified in this Section 2.02 may be waived by the Seller PROVIDED that no such waiver will be effective unless it is set forth in a writing executed by the Seller.

                                   ARTICLE III

                           COVENANTS PRIOR TO CLOSING

     3.01 AFFIRMATIVE COVENANTS. Prior to the Closing the Seller will, and the Shareholder shall cause the Seller to:

           (a) Continue to conduct its operations only in the ordinary and usual course of business in accordance with past policy and practices;

           (b) Conduct its cash management customs and practices (including the collection of receivables, inventory control and payment of payables) only in the Ordinary Course of Business in accordance with past customs and practices;

           (c) Keep in full force and effect its corporate existence and all material rights relating or pertaining to its business;

           (d) Use its Best Efforts to retain its employees and preserve its present business relationships;

           (e) Maintain its assets in customary repair, order and condition, maintain insurance reasonably comparable to that in effect on the date of this Agreement, replace in


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accordance with past practice its inoperable, worn out or obsolete assets with modern assets of comparable quality, and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date for which the Seller is insured, either repair or replace such damaged property, or, if Buyer agrees, transfer the proceeds of such insurance to Buyer;

           (f) Maintain its books, accounts and records in the manner used in the preparation of the financial statements referred to in Section 4.05 hereof in accordance with past custom and practice;

           (g) Maintain in full force and effect the existence of all Intellectual Property Assets, which are used or owned in connection with its Business;

           (h) Materially comply with all Legal Requirements and contractual obligations applicable to its operations and Business;

           (i) Make available to the Buyer and its Representatives for inspection and review, all properties, books, records, accounts and documents of or relating to the assets, liabilities or operations of the Seller as may be reasonably requested from time to time; make available applicable employees for consultation with the Buyer; and permit access to other third parties reasonably required for verification of any information so obtained. All information shall be accessed by Buyer through Shareholder's corporate office in Morton, Illinois. Without prior written approval of Shareholder, Buyer shall not (a) conduct site visits at the Seller's plant; (b) contact any employees of the Seller; or (c) contact any customers of the Seller;

           (j) Use its best efforts to obtain all third party consents necessary or desirable to consummate the Contemplated Transactions hereby and to cause the other conditions to Buyer's closing to be satisfied;

           (k) Maintain its accounts payable and other current liabilities at levels consistent with its operating practices in effect as of October 28, 1999; and

           (l) Promptly notify Buyer in writing if Shareholder or the Seller becomes aware of any fact or condition that causes or constitutes a Breach of any of Shareholder's and Seller's representations and warranties as of the date of this Agreement, or if Shareholder or the Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the underlying schedules if the schedules were dated the date of the occurrence or discovery of any such fact or condition, Shareholder and Seller will promptly deliver to Buyer a supplement to the underlying schedules specifying such change. During the same period, Shareholder and Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Shareholder or Seller in this Article III or of the occurrence of any event that may make the satisfaction of the conditions in
Article II impossible or unlikely.

     3.02 NEGATIVE COVENANTS. Prior to the Closing, without the prior written consent of Buyer, which will not be unreasonably withheld, the Seller and the Shareholder will not:

           (a)   Take any action that would require disclosure under Section
4.17 of this Agreement; or

           (b) Other than in the Ordinary Course of Business, make or grant any bonus or any wage or salary increase to any employee or group of employees of the Seller, or make or grant any increase in any employee benefit plan covering any of the Seller's employees; or

           (c) Establish any pension, retirement, profit sharing or stock bonus plan or multiemployer plan covering the employees of the Seller; or

           (d) Transfer any assets other than Retained Assets to the Shareholder or take or omit to take any action, or permit any Related Person to take or omit to take any action, which could be reasonably anticipated to have a material and adverse effect upon the Seller's businesses, operations, financial conditions, operating results, assets, employee relations, customer relations or business prospects (taken as a whole).

     3.03 AFFIRMATIVE COVENANTS OF BUYER. Prior to the Closing the Buyer will:

           (a) Establish a stock appreciation rights plan or other similar program satisfactory in form and substance to the Buyer and the Shareholder relating to the equivalent of 10 percent of the common stock of the Buyer. Such rights shall be allocated among existing management employees of the Seller (who become employees of Buyer at Closing) on a basis mutually satisfactory to the Parties;

           (b) Make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions;

           (c) Cooperate with Shareholder (i) with respect to all filings that Shareholder is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) in obtaining all consents identified in SCHEDULE 4.04; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization;

           (d) Except as set forth in the proviso to Section 3.03(c), use its Best Efforts to cause the conditions in Article II to be satisfied;

           (e) Establish a health benefit plan to provide hospital and medical benefits for employees of the Seller; and

           (f) Promptly inform the Seller and Shareholder in writing of any variances from the representations and warranties contained in Article V of this Agreement.

                                   ARTICLE IV

       REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SHAREHOLDER

     As an inducement to Buyer to enter into this Agreement, the Seller and Shareholder jointly and severally, hereby represent and warrant to Buyer that:

     4.01  ORGANIZATION AND CORPORATE POWER.

     (a) Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Iowa, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and where failure to be so qualified would have a material adverse effect on Seller.

     (b) Shareholder has delivered to Buyer copies of the Organizational Documents of the Seller, as currently in effect, or allowed Buyer's Representatives to examine the same.

     4.02 CAPITAL STOCK. The authorized equity securities of the Seller consist of 25,000 shares of common stock, no par value. Except as disclosed on SCHEDULE 4.02, Shareholder is and will be on the Closing Date the record and beneficial owner and holder of all of the outstanding shares of Seller, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Seller. All of the outstanding equity securities of the Seller have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Seller. None of the outstanding equity securities or other securities of the Seller was issued in violation of the Securities Act or any other Legal Requirement. The Seller does not own or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

     4.03 SUBSIDIARIES. Except as set forth in SCHEDULE 4.03, the Seller does not own any stock, partnership interest, joint venture interest or other security or interest in any other corporation, organization or entity.

     4.04  AUTHORIZATION; NO BREACH.

     (a) This Agreement constitutes the legal, valid, and binding obligation of each of the Seller and Shareholder, enforceable against each of them in accordance with its terms. Upon the execution and delivery by Shareholder and the Seller of the Noncompetition Agreement and the Assignment (collectively, the "Shareholder's Closing Documents"), the Shareholder's Closing Documents will constitute the legal, valid, and binding obligations of Shareholder and Seller, enforceable against each of them in accordance with their respective terms. Each of Shareholder and Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Shareholder's Closing Documents and to perform its obligations under this Agreement and the Shareholder's Closing Documents.

     (b) Except as set forth in SCHEDULE 4.04, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

           (i) Contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Seller or Shareholder, or (B) any resolution adopted by the board of directors, any committee of the board of directors, or the stockholders of the Seller or Shareholder;

          (ii) Contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Seller or Shareholder, or any of the assets owned or used by the Seller or Shareholder, may be subject;

         (iii) Contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Seller or that otherwise relates to the business of, or any of the assets owned or used by, the Seller;

          (iv) Cause Buyer or the Seller to become subject to, or to become liable for the payment of, any Tax;

           (v) Cause any of the assets owned by the Seller to be reassessed or revalued by any taxing authority or other Governmental Body;

          (vi) Contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

         (vii) Result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Seller.

Except as set forth in SCHEDULE 4.04, neither Shareholder nor the Seller is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     4.05 FINANCIAL STATEMENTS. Shareholder has delivered to Buyer: (a) an audited consolidated balance sheet of the Shareholder and consolidating balance sheet of the Seller as at

December 31, 1998 (including the notes thereto, the "Balance Sheet"), and the related audited consolidated and consolidating statements of income and retained earnings, and cash flows for the fiscal year then ended, together with the report thereon of KPMG LLC, independent certified public accountants, and (b) an unaudited consolidated balance sheet of the Shareholder and consolidating balance sheet of the Seller as at October 28, 1999 (the "Interim Balance Sheet") and the related unaudited consolidated and consolidating statements of income and retained earnings, and cash flows for the period then ended. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Shareholder and the Seller as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that if presented would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section 4.05 reflect the consistent application of such accounting principles throughout the periods involved.

     4.06  NO MATERIAL ADVERSE CHANGES. Except as set forth in the attached
SCHEDULE 4.06, since the date of the Balance Sheet, and to the Seller's and Shareholder's Knowledge, there has been no material adverse change in the business, financial condition, operating results, assets or business prospects of the Seller as previously conducted by it, and no event has occurred or circumstance exists that can reasonably be expected to result in such a material adverse change.

     4.07  BOOKS AND RECORDS. Since March 30, 1998:

     (a) The books of account, minute books, stock record books, and other records of the Seller, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Seller is subject to that Section), including the maintenance of an adequate system of internal controls; and

     (b) The minute books of the Seller contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Boards of Directors of the Seller, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Seller.

     4.08 TITLE TO PROPERTIES; ENCUMBRANCES. SCHEDULE 4.08 contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Seller. Shareholder has delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Seller acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Shareholder or the Seller and relating to such property or interests. The Seller owns (with good and marketable title, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own located in the facilities owned or operated by the Seller or reflected as owned in the books and records of the Seller, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for any personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Seller since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in SCHEDULE 4.08. Except as otherwise set forth in SCHEDULE 4.08, all properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, for Permitted Encumbrances. The term "Permitted Encumbrances" means
(a) liens for current taxes not yet due, and (b) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Seller, and
(ii) easements, rights of way, zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by the Seller lie wholly within the boundaries of the real property owned by the Seller and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

     4.09 CONDITION AND SUFFICIENCY OF ASSETS. The buildings, plants, structures, and equipment of the Seller are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. With the support to be provided by Shareholder pursuant to the Transition Agreement, the building, plants, structures, and equipment of the Seller are sufficient for the continued conduct of the Seller businesses after the Closing in substantially the same manner as conducted prior to the Closing. There are no buildings, plants, structures, equipment, or other assets used in the Business of the Seller that are owned, used leased or licensed by any Related Person of Seller, except for such items supplied under the Transition Agreement.

     4.10 ACCOUNTS RECEIVABLE. All accounts receivable of the Seller that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Seller as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Seller as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Account Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety (90) days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any debtor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. SCHEDULE 4.10 contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

     4.11 INVENTORIES. Inventories of the Seller, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Seller as of the Closing Date, as the case may be (which write offs or write downs are calculated consistent with past practice and, in the case of the write offs or write downs as of the Closing Date, will not represent a material adverse change in the composition of such inventories). All Inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of Inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Seller.

     4.12 NO UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 4.12, to the Shareholder's Knowledge, the Seller has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

     4.13  TAXES. Except as otherwise set forth in SCHEDULE 4.13:

     (a) FILING OF TAX RETURNS. There have been properly completed and filed on a timely basis and in correct form all Tax Returns required to be filed on or after March 30, 1998 to the date hereof, by Seller, whether individually or as a member of a group of corporations. The foregoing Tax Returns are true, correct and complete and correctly reflect the facts relating to the income, business, assets, operations, activities, status, or other matters of the Seller or any other information required to be shown thereon. In particular, the foregoing Tax Returns are not subject to penalties under Section 6662 of the Code, relating to accuracy-related penalties (or any corresponding provision of the State or local Tax laws);

     (b) PAYMENT OF AND PROVISION FOR TAXES. With respect to all amounts in respect of Taxes imposed on the Seller or for which the Seller is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before Closing Date, all applicable Tax Laws and agreements have been and will be fully complied with, and the Seller has paid, or made provision for the payment of, all Taxes that have or may become due. The charges, accruals, and reserves with respect to Taxes on the books of the Seller are at least equal to the Seller's liability for Taxes for all periods, or portions thereof, ending on or prior to the Closing Date. All Taxes that the Seller is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid:

     (c) AUDIT HISTORY. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the Tax Returns. All deficiencies proposed as a result of any such issues have been paid or reserved against. No open waivers of statutes of limitation with respect to the Tax Returns have been given by or requested from the Seller;

     (d) ENCUMBRANCES. There are no Encumbrances for Taxes (other than for current taxes not yet due and payable) on the assets of the Seller;

     (e) TAX-SHARING OR ALLOCATION AGREEMENTS. The Seller is not a party to or bound by (nor will the Seller become a party to or bound by) any tax-indemnity, tax-sharing, or tax-allocation agreement;

     (f) PRIOR AFFILIATED GROUPS. Except for the group of which Shareholder is presently a member, the Seller, to Shareholder's and Seller's Knowledge, has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code;

     (g) SECTION 341(f) CONSENT. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by the Seller;

     (h) WITHHOLDING. All Taxes that the Seller is or was required by Legal Requirements to withhold or collect have been fully withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Persons.

     4.14  EMPLOYEE BENEFITS.

     (a) SCHEDULE 4.14 lists all employee benefit plans and labor and employment agreements or other similar arrangements to which the Seller is a party or by which it is bound, including, without limitation (i) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, consulting, retirement, severance, welfare or incentive plan, agreement, or arrangement; (ii) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to Seller automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance; (iii) any employment agreement not terminable on 30 days' (or less) written notice without payment of compensation or other amount or the additional vesting or acceleration of any benefits; or (iv) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA).

     (b) Shareholder has delivered, or otherwise made available, to Buyer, true and complete copies of all documents and summary plan descriptions with respect to such plans, agreement and arrangements, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing.

     (c) There are no negotiations, demands or proposals that are pending or have been made which concern matters now covered, or that would be covered, by plans, agreements or arrangements of the type described in this section.

     (d) To the Shareholder's and Seller's Knowledge, the Seller is in material compliance with the applicable provisions of ERISA, the regulations and published authorities thereunder, with respect to all such employee benefit plans, agreements and arrangements. To Shareholder's and Seller's Knowledge, there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and, to Shareholder's and Seller's Knowledge, no facts exist which could give rise to any such actions, suits or claims that might have a material adverse effect on such plans, agreements or arrangements.

     (e) Except as specified in SCHEDULE 4.14, each of the plans, agreements or arrangements can be terminated by the Seller within a period of 30 days, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits.

     (f) With respect to each such plan which is an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or a "Plan" (within the meaning of Section 4975(e)(1) of the Code), there has occurred no transaction prohibited by Section 406 of ERISA and no "prohibited transaction" (within the meaning of Section 4975(c) of the Code.

     (g) The Seller's profit-sharing plan within the meaning of Section 401(a) of the Code is noted on SCHEDULE 4.14 hereto. Such plan has been authorized by the board of directors of the Seller, is qualified in form and operation under Section 401(a) of the Code, and the trust under such plan is exempt from tax under Section 501(a) of the Code. To Shareholder's and Seller's Knowledge, no event has occurred that will or could give rise to disqualification or loss of tax-exempt status of such plan. No determination letter from the IRS has been received with regard to such plan.

     (h) The Seller does not maintain any stock bonus or pension plan within the meaning of Section 401(a) of the Code nor any plan subject to Title IV of ERISA.

     (i) Since March 30, 1998, all group health plans of the Seller have been operated in substantial compliance with the group health plan continuation coverage requirements of Section 4980B of the Code to the extent such requirements are applicable. Except to the extent required under Section 4980B of the Code, the Seller does not provide health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees unless otherwise reflected on SCHEDULE 4.14.

     (j) To Shareholder's and Seller's Knowledge, there has been no act or omission by the Seller or any ERISA Affiliate that has given rise to or may give rise to fines, penalties, taxes, or related charges under Section 502(c), (i) or (l), Section 4071 of ERISA or Chapter 43 of the Code.

     4.15  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

           (a)   Except as set forth in SCHEDULE 4.15 since March 30, 1998:

                 (i) To the Shareholder's and Seller's Knowledge, the Seller is, and has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                (ii) To Shareholder's and Seller's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Seller of, or a failure on the part of the Seller to comply with, any Legal Requirement, or
(B) may give rise to any obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

               (iii) The Seller has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

           (b) SCHEDULE 4.15 contains a complete and accurate list of each Governmental Authorization that is held by the Seller or that otherwise relates to the business of, or to any of the assets owned or used by, the Seller. Each Governmental Authorization listed or required to be listed in
SCHEDULE 4.15 is valid and in full force and effect. Except as set forth in
SCHEDULE 4.15 since March 30, 1998:

                 (i) To Shareholder's and Seller's Knowledge, the Seller is, and has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in
SCHEDULE 4.15;

                (ii) To Shareholder's and Seller's Knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in SCHEDULE 4.15, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in SCHEDULE 4.15;

               (iii) The Seller has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                (iv) All applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
SCHEDULE 4.15 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

To the Shareholder's and Seller's Knowledge, the Governmental Authorizations listed in SCHEDULE 4.15 collectively constitute all of the Governmental Authorizations necessary to permit the Seller to lawfully conduct and operate its businesses in the manner they currently conduct and operate such businesses and to permit the Seller to own and use their assets in the manner in which they currently own and use such assets.

     4.16  LEGAL PROCEEDINGS; ORDERS.

           (a)   Except as set forth in SCHEDULE 4.16, there is no pending
Proceeding:

                 (i) That has been commenced by or against the Seller or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Seller; or

                (ii) That challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of Shareholder and the Seller, (1) no such Proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Shareholder has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in
SCHEDULE 4.16.

     The Proceedings listed in SCHEDULE 4.16 will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Seller.

           (b)   Except as set forth in SCHEDULE 4.16:

                 (i) There is no Order to which the Seller, or any of the assets owned or used by the Seller, is subject;

                (ii) Shareholder is not subject to any Order that relates to the business of, or any of the assets owned or used by, the Seller; and

               (iii) To the Knowledge of Shareholder and the Seller, no officer, director, agent, or employee of the Seller is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Seller.

           (c)   Except as set forth in SCHEDULE 4.16 since March 30, 1998:

                 (i) The Seller is, and has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                (ii) No event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Seller, or any of the assets owned or used by the Seller, is subject; and

               (iii) The Seller has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Seller, or any of the assets owned or used by the Seller, is or has been subject.

     4.17  ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in
SCHEDULE 4.17, since the date of the Balance Sheet, the Seller has conducted its businesses only in the Ordinary Course of Business and there has not been any:

           (a) Change in the Seller's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Seller; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Seller of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

           (b)   Amendment to the Organizational Documents of the Seller;

           (c) Payment or increase by the Seller of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

           (d) Adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Seller;

           (e) Damage to or destruction or loss of any asset or property of the Seller, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Seller, taken as a whole;

           (f) Entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by the Seller of at least $50,000;

           (g) Sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Seller or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Seller, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

           (h) Cancellation or waiver of any claims or rights with a value to the Seller in excess of $50,000;

                 (i) Material change in the accounting methods used by the Seller; or

                 (j) Agreement, whether oral or written, by the Seller to do any of the foregoing.

     4.18  CONTRACTS; NO DEFAULTS.

           (a) SCHEDULE 4.18(a) contains a complete and accurate list, and Shareholder has delivered to Buyer true and complete copies, of:

                 (i) Each Applicable Contract that involves performance of services or delivery of goods or materials by the Seller of an amount or value in excess of $50,000;

                (ii) Each Applicable Contract that involves performance of services or delivery of goods or materials to the Seller of an amount or value in excess of $50,000;

               (iii) Each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Seller in excess of $50,000;

                (iv) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one (1) year);

                 (v) Each licensing agreement and other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                (vi) Each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees relating to wages, hours, and other conditions of employment;

               (vii) Each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Seller with any other Person;

              (viii) Each Applicable Contract containing covenants that in any way purport to restrict the Seller's business activity or limit the freedom of the Seller to engage in any line of business or to compete with any Person;

                (ix) Each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                 (x) Each power of attorney that is currently effective and outstanding;

                (xi) Each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Seller to be responsible for consequential damages;

               (xii) Each Applicable Contract for capital expenditures in excess of $10,000;

              (xiii) Each written warranty, guaranty, and/or other similar undertaking with respect to contractual performance extended by the Seller other than in the Ordinary Course of Business; and

               (xiv) Each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

           (b)   Except as set forth in SCHEDULE 4.18(b):

                 (i) Shareholder has not and may not acquire any rights under, and Shareholder has not and may not become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Seller; and

                (ii) To the Knowledge of Shareholder and the Seller, no officer, director, agent, employee, consultant, or contractor of the Seller is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Seller, or (B) assign to the Seller or to any other Person any rights to any invention, improvement, or discovery.

           (c) Except as set forth in SCHEDULE 4.18(c) to Shareholder's and Seller's Knowledge:

                 (i) Each Contract identified or required to be identified in SCHEDULE 4.18(a) is in full force and effect and is valid and enforceable in accordance with its terms; and

                (ii)   No Contract identified or required to be identified in
SCHEDULE 4.18(a) contains any term or requirement that is unreasonable, extraordinary, or not customary in the industries in which the Seller operates.

           (d)   Except as set forth in SCHEDULE 4.18(d) since March 30, 1998:

                 (i) To Shareholder's and Seller's Knowledge, the Seller is, and has been, in material compliance with all applicable terms and requirements of each Contract under which the Seller has or had any obligation or liability or by which the Seller or any of the assets owned or used by the Seller is or was bound;

                (ii) To Shareholder's and Seller's Knowledge, each other Person that has or had any obligation or liability under any Contract under which the Seller has or had any rights is, and has been, in material compliance with all applicable terms and requirements of such Contract;

               (iii) To Shareholder's and Seller's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                (iv) The Seller has not given to nor received from any other Person, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

           (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Seller under current or completed Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

           (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Seller have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

     4.19  INSURANCE.

           (a)   Shareholder has delivered to Buyer:

                 (i) True and complete copies of all policies of insurance to which the Seller is a party or under which the Seller, or any director of the Seller is covered; and

                (ii) True and complete copies of all pending applications for policies of insurance; and

               (iii) Any statement by the auditor of the Seller's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

           (b)   SCHEDULE 4.19(b) describes:

                 (i) Any self-insurance arrangement by or affecting the Seller, including any reserves established thereunder;

                (ii) Any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Seller; and

               (iii) All obligations of the Seller to provide coverage to third parties (for example, under leases or service agreements) and identifies the policy under which such coverage is provided.

           (c) SCHEDULE 4.19(c) sets forth, by year, for the current policy year;

                 (i)   A summary of the loss experience under each policy;

                (ii) A statement describing each claim under an insurance policy for an amount in excess of $10,000, which sets forth:

                       (A)   The name of the claimant;

                       (B) A description of the policy by insurer, type of insurance, and period of coverage; and

                       (C)   The amount and a brief description of the claim;
and

               (iii) A statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

           (d)   Except as set forth on SCHEDULE 4.19(d):

                 (i) All policies to which the Seller is a party or that provide coverage to the Seller or any director or officer thereof:

                       (A)   Are valid, outstanding, and enforceable;

                       (B) Are issued by an insurer that is financially sound and reputable;

                       (C) Taken together, provide adequate insurance coverage for the assets and the operations of the Seller for all risks to which the Seller is normally exposed;

                       (D) Are sufficient for compliance with all Legal Requirements and Contracts to which the Seller is a party or by which any of them is bound; and

                       (E) Will, with the exception of insurance maintained as part of the Seller's Health Plan, continue in full force and effect following the consummation of the Contemplated Transactions.

                (ii) Neither Shareholder nor the Seller has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or that the issuer of any policy is not willing or able to perform its obligations thereunder.

               (iii) The Seller has paid all premiums due, and has otherwise performed all of its respective obligations, under each policy to which the Seller is a party or that provides coverage to the Seller or director thereof.

                (iv) The Seller has given notice to the insurer of all claims that may be insured thereby.

     4.20 ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 4.20 since March 30, 1998:

           (a) To Shareholder's and Seller's Knowledge, the Seller is, and has been, in material compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Shareholder nor the Seller has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Shareholder or the Seller has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Shareholder, the Seller, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

      (b) There are no pending or, to the Knowledge of Shareholder and the Seller, threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Shareholder or the Seller has or had an interest.

      (c) Neither Shareholder nor the Seller has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any Order, notice, communications, inquiry, warning, citation, summons, directive, or any other indication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Shareholder or the Seller had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Shareholder, the Seller, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

      (d) To Shareholder's and Seller's Knowledge, neither Shareholder nor the Seller, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or, to the Knowledge of Shareholder and the Seller, with respect to any other properties and assets (whether real, personal, or mixed) in which Shareholder or the Seller (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

           (e) To Shareholder's and Seller's Knowledge, except for Hazardous Materials used in, or generated in, the Seller's Ordinary Course of Business, there are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. To Shareholder's and Seller's Knowledge, neither Shareholder, nor the Seller, nor any other Person for whose conduct they are or may be held responsible, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Shareholder or the Seller has or had an interest except in material compliance with all applicable Environmental Laws.

           (f) To Shareholder's and Seller's Knowledge, there has been no Release or, threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Shareholder or the Seller has or had an interest, or any geologically or hydrologically adjoining property, whether by Shareholder, the Seller, or any other Person.

           (g) Shareholder has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Shareholder or the Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Shareholder, the Seller, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

     4.21  EMPLOYEES.

           (a) SCHEDULE 4.21 contains a complete and accurate list of the following information for each employee or director of the Seller, including each employee on leave of absence or layoff status: name; employee number; beginning date; department; and current compensation paid or payable.

           (b) To Shareholder's and Seller's Knowledge no former or current employee or current or former director of the Seller is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other entity or person ("Proprietary Rights Agreement") that in any way adversely affected, affects, or will affect (i) the performance of his duties as an employee or director of the Seller, or
(ii) the ability of the Seller to conduct its business, including any Proprietary Rights Agreement with Shareholder or the Seller by any such employee or director. To Shareholder's and Seller's Knowledge, no director, officer, or other key employee of the Seller intends to terminate his employment with such the Seller.

     4.22  LABOR DISPUTES; COMPLIANCE. Except as otherwise  set forth in
SCHEDULE 4.22, since March 30, 1998:

           (a) The Seller has not been nor is now a party to any collective bargaining or other labor Contract;

           (b) There has not been, there is not presently pending or existing, and there is not threatened any strike, slowdown, picketing, work stoppage, labor arbitration or proceeding in respect of the grievance of any employee, application or complaint filed by an employee or union with the National Labor Relations Board or any comparable Governmental Body, organizational activity, or other labor dispute against or affecting the Seller or its premises, and no application for certification of a collective bargaining agent is pending or is threatened;

           (c) No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. This is no lockout of any employees by the Seller, and no such action is contemplated by the Seller;

           (d) The Seller has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing; and

           (e) The Seller is not liable for the payment of any taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

     4.23  INTELLECTUAL PROPERTY.

           (a) INTELLECTUAL PROPERTY ASSETS -- The term "Intellectual Property Assets" includes:

                 (i) The name Carroll George, Inc., all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                (ii) All patents and patent applications (collectively, "Patents");

               (iii) All copyrights in both published works and unpublished works that are material to the Business (collectively, "Copyrights");

                (iv) All rights in mask works (collectively, "Rights in Mask Works"); and

                 (v) All know-how, trade secrets, confidential information, software, technical information, process technology, plans, drawings, and blueprints (collectively, "Trade Secrets"); owned, used, or licensed by the Seller as licensee or licensor.

           (b) AGREEMENTS - SCHEDULE 4.23(b) contains a complete and accurate list and summary description, including any royalties paid or received by the Seller, of all agreements relating to the Intellectual Property Assets to which the Seller is a party or by which the Seller is bound, except for any license implied by the sale of a product and common software programs with a value of less that $1,000. There are no outstanding and, to Shareholder's and Seller's Knowledge, no threatened disputes or disagreements with respect to any such agreement and any Intellectual Property Assets owned, used or licensed by Seller.

           (c) KNOW-HOW NECESSARY FOR THE BUSINESS - The Intellectual Property Assets are all those necessary for the operation of the Seller's businesses as they are currently conducted. The Seller is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

           (d)   PATENTS

                 (i)   The Seller does not own, use or license any Patent.

                (ii) To Shareholder's and Seller's Knowledge, none of the products manufactured and sold, nor any process or know-how used, by the Seller infringes or is alleged to infringe any patent or other proprietary right of any other Person.

           (e)   TRADEMARKS

                 (i) Other than the name "Carroll George, Inc.", the Seller does not own, use or license any Marks. The Seller is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Encumbrances.

                (ii) To Shareholder's and Seller's Knowledge, there is no potentially interfering trademark or trademark application of any third party.

               (iii) To Shareholder's and Seller's Knowledge, no Mark is infringed or, has been challenged or threatened in any way. To Shareholder's and Seller's Knowledge, none of the Marks used by the Seller infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

           (f)   COPYRIGHTS

                 (i) The Seller is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims. The Seller owns no registered Copyrights.

                (ii) To Shareholder's and Seller's Knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright, trade name, trademark, or service mark of any third party.

           (g)   TRADE SECRETS

                 (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the special knowledge or memory of others.

                (ii) Seller and the Shareholder have taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Trade Secrets.

               (iii) The Seller has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Shareholder's and Seller's Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Seller) or to the detriment of the Seller. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

     4.24 CERTAIN PAYMENTS. Since March 30, 1998, neither the Seller nor any director, officer, agent, or employee of the Seller, or to Shareholder's and Seller's Knowledge any other Person associated with or acting for or on behalf of the Seller, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Seller or any affiliate of the Seller, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Seller.

     4.25  DISCLOSURE.

           (a) No representation or warranty of Shareholder and Seller in this Agreement and no statement in the underlying schedules omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

           (b) No notice given pursuant to Section 3.01(l) will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

           (c) There is no fact known to Shareholder or Seller that has specific application to Shareholder or the Seller (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Seller that has not been set forth in this Agreement or the underlying schedules.

     4.26 BROKERS OR FINDERS. Shareholder, Seller and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     4.27 RELATIONSHIP WITH RELATED PERSONS. Except as set forth in SCHEDULE 4.27, neither Seller nor any Related Person of Seller or of the Shareholder has, or since March 30, 1998 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Seller's business. Neither Seller nor any Related Person of Seller or of the Shareholder owns, or since March 30, 1998 has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (i) had business dealings or a material financial interest in any transaction with the Seller, or (ii) engaged in competition with the Seller with respect to any line of the products or services of the Seller (a "Competing Business") in any market presently served by the Seller. Except as set forth in SCHEDULE 4.27, neither Seller nor any Related Person of Seller or of the Shareholder is a party to any Contract with, or has any claim or right against, the Seller.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to the Seller and the Shareholder that:

     5.01 CORPORATE ORGANIZATION AND POWER. The Buyer is a corporation duly organized and validly existing under the laws of the State of Minnesota, with full power and authority to enter into this Agreement and perform its obligations hereunder and is in good standing in the jurisdictions where it transacts business.

     5.02 AUTHORIZATION. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action and no other proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms.

     5.03 NO VIOLATION. Buyer is not subject to or obligated under its Organizational Documents any Legal Requirement, or any agreement or instrument, or any license, franchise or permit, or subject to any Order, which would be breached or violated by its execution, delivery or performance of this Agreement.

     5.04 GOVERNMENTAL AUTHORITIES; CONSENTS. No Consent, is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement or the Contemplated transactions hereby.

     5.05 BROKERAGE. There are no claims for brokerage commissions or finders' fees in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer or its shareholders.

     5.06 LITIGATION. There are Proceedings, or Orders pending or, to the Buyer's Knowledge, threatened against or affecting Buyer at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which might adversely affect Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby.

     5.07 CLOSING DATE. All of the representations and warranties contained in this Article V and elsewhere in this Agreement and all information delivered in any schedule, attachment or exhibit hereto are true and correct in all material respects on the date of this Agreement and will be true and correct on the Closing Date, except to the extent that Buyer has advised the Seller or the Shareholder otherwise in writing prior to the Closing.

                                   ARTICLE VI

                                   TERMINATION

     6.01 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

           (a)   by mutual consent of the Seller and Buyer,

           (b)   (i)   by Buyer if any of the conditions in Section 2.01 has
not been satisfied as of the Closing Date or if satisfaction of such condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or

                (ii) by Seller, if any of the conditions in Section 2.02 has not been satisfied as of the Closing Date or if satisfaction of such condition is or becomes impossible (other than through the failure of Seller or Shareholder to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date; or

           (c) by either Buyer or the Seller if the transactions contemplated hereby have not been consummated by December 28, 1999, or such later date as the parties may agree, provided that neither Buyer nor the Seller will be entitled to terminate pursuant to this Section 6.01(c) if such person has failed to comply fully with its obligations under this Agreement.

     6.02  EFFECT ON TERMINATION. Each party's right of termination under
Section 6.01 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to
Section 6.01, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 8.02 and 8.05 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement are not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

     7.01  SURVIVAL. Notwithstanding the provisions of Section 7.02(a)-(c),
(a) the representations and warranties contained in Articles IV and V will survive the Closing Date for a period of two (2) years with respect to claims asserted against the Seller, the Shareholder, or the Buyer (except that no time limitation shall be applicable to representations or warranties covering title or taxes, or obligations arising out of the waiver of compliance with respect to bulk transfer requirements under Section 1.04 hereof). If a Notice of Claim is not delivered within the applicable period, the indemnification provisions of Section 7.02 shall not apply.

     7.02  INDEMNIFICATION.

           (a) The Seller and the Shareholder, jointly and severally, agree to indemnify and hold the Buyer and its successors and assigns, harmless against any Damages incurred by Buyer, which may arise out of or be in respect of (i) any breach or violation of this Agreement by the Seller or the Shareholder; (ii) any inaccuracy, omission or misrepresentation in or breach of any of the warranties, representations, covenants or agreements made by the Seller or the Shareholder in this Agreement; (iii) any inaccuracy, omission or misrepresentation in any Exhibit, the Schedules, financial statements delivered to Buyer pursuant to Section 4.05 or any other certificate, document, instrument or affidavit furnished by the Seller or Shareholder in accordance with the provisions of this Agreement; and (iv) any and all claims, debts, liabilities, taxes and other obligations of the Seller or Shareholder, whether accrued, absolute, contingent or otherwise, including without limitation, those relating to the Unassumed Liabilities, not expressly agreed to be assumed or undertaken as Assumed Liabilities by the Buyer pursuant to this Agreement.

           (b) The Buyer agrees to indemnify and hold the Seller and Shareholder, and their respective successors and assigns, harmless against any Damages incurred by Seller or Shareholder, which may arise out of or be in respect of (i) any breach or violation of this Agreement by the Buyer,
(ii) any inaccuracy, omission or misrepresentation in or breach of any of the warranties, representations, covenants or agreements made by the Buyer in this Agreement, (iii) any inaccuracy, omission or misrepresentation in any certificate, document, instrument or affidavit furnished by the Buyer in accordance with the provisions of this Agreement, and (iv) any and all claims, debts, liabilities and obligations assumed by the Buyer as Assumed Liabilities pursuant to this Agreement.

           (c) Promptly upon obtaining knowledge of any claim, event, statements of facts or demand which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder, and in no event later than the period described in Section 7.01, any party seeking indemnification under this Section 7.02 (an "Indemnified Party") shall give written notice of such claim or demand ("Notice of Claim") to the party from which indemnification is sought (an "Indemnifying Party"), setting forth the amount of the claim. The Indemnified Party shall furnish to the Indemnifying Party, in reasonable detail, such information as it may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it, any written claim, demand, invoice, billing or other document evidencing or asserting the same). No failure or delay by the Indemnified Party in the performance of the foregoing shall reduce or otherwise affect the obligation of any Indemnifying Party to indemnify and hold the Indemnified party harmless, except to the extent that such failure or delay shall has adversely affected the Indemnifying Party's ability to defend against, settle or satisfy any liability, damage, loss, claim or demand for which the Indemnified Party is entitled to indemnification hereunder.

           (d) If the claim or demand set forth in the Notice of Claim given by the Indemnified Party pursuant to Section 7.02(c) of this Agreement is a claim or demand asserted by a third party, the Indemnifying Party shall have twenty (20) days after the Date of the Notice of Claim (as that term is hereinafter defined) to notify the Indemnified Party in writing of its election to defend such third party claim or demand on behalf of the Indemnified Party. If the Indemnifying Party elects to defend such third party claim or demand, and shall reasonably cooperate with the Indemnifying Party in its defenses, the Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials which are reasonably required in the defense of such third party claim or demand, and so long as the Indemnifying Party is defending such third party claim or demand in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand. If the Indemnifying Party elects to defend such third party claim or demand, the Indemnified Party shall have the right to participate in the defense of such third party claim or demand at its own expense. If the Indemnifying Party does not elect to defend such third party claim or demand, or does not defend such third party claim in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party's expense, to defend such third party claim or demand; provided, however, that (i) the Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; and (ii) the Indemnified Party's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of the Indemnifying Party under the agreements of indemnification set forth in this Section 7.02. In the event the Indemnified Party so chooses to defend a third party claim or demand, the Indemnifying Party shall make available to the Indemnified Party and its agents and representatives, all records and other materials which are in the possession or under the control of the Indemnifying Party and which are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist the Indemnified Party in the defense of such third party claim or demand.

           (e) Except for third party claims being defended in good faith, the Indemnifying Party shall satisfy its obligations hereunder in cash within thirty (30) days after the Date of Notice of Claim.

           (f)   The term "Date of the Notice of Claim" as used in this
Section 7.02 shall mean:

                 (i) the third business day after the date of the postmark on the registered or certified mail containing the Notice of Claim; or

                (ii) if the Notice of Claim is personally delivered, the date of such personal delivery.

           (g) Seller and Shareholder will have no liability (for indemnification or otherwise) with respect to the matters described in
Section 7.02(a)(i)-(iii), but excluding Section 7.02(a)(iv), until the total of all Damages with respect to such matters exceeds $75,000 (inclusive of any warranty claims honored by Buyer pursuant to Section 1.01(c)(iii) hereof), and then only up to a maximum Seller's and Shareholder's liability of $1,500,000. However, this Subsection (g) will not apply to representations or warranties covering title, taxes, environmental matters, obligations arising out of the waiver of compliance with respect to bulk transfer requirements under Section 1.04 hereof, or any breach of any of Seller's and Shareholder's representations and warranties of which Seller or Shareholder had knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by Seller or Shareholder of any covenant or obligation, and Seller and the Shareholder will be jointly and severally liable for all Damages with respect to such breaches.

           (h) Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in Section 7.02(b)(i)-(iii), but excluding Section 7.02(b)(iv), until the total of all Damages with respect to such matters exceeds $75,000, and then only for the amount by which such Damages exceed $75,000. However, this Subsection (h) will not apply to any breach of any of Buyer's representations and warranties of which Buyer had knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such breaches.

     7.03 TERMINATION OF EMPLOYEES. As of the Closing Date, Seller shall terminate all employees of Seller employed in the operation of the Business (collectively, the "Seller Employees") and Buyer will hire such of the Seller Employees as Buyer may deem necessary and appropriate (collectively, the "Hired Employees"). The employment of the Hired Employees by Buyer shall be on terms and conditions as Buyer, in its sole discretion, may deem appropriate. Except for the amounts included in the Accrued Current Liabilities under Subsection 1.01(c)(i) above, nothing herein shall obligate Buyer to assume the liability and obligations of Seller for any unemployment benefits accrued through the Closing Date, any pension plan benefits, welfare plan benefits or other employment benefits to which the Hired Employees claim to be entitled by virtue of their employment with Seller. Nothing in this
Section 7.03 shall prohibit Buyer from modifying any of the terms of employment of any Hired Employee after the Closing Date (including, without limitation, such employee's compensation, sick days, vacation days, job description, title, severance and termination benefits, and welfare or pension benefits). Notwithstanding anything to the contrary in this paragraph, Buyer agrees to exercise all reasonable efforts to modify its employee benefit plans to recognize years of service with Seller for determination of vacation time and other employee benefits for those employees rehired by Buyer. Buyer agrees that all Hired Employees will be immediately provided with group health, dental and life insurance, with no waiting period, on terms comparable to the benefits currently provided to such employees by Seller. The Buyer represents that it has no definite plans to carry out a plant closing or mass layoff as those terms are defined at 29 U.S.C. Section 2101(a) within sixty (60) days of the Closing Date. The Buyer is responsible for giving any notice as may be required by the Worker Adjustment Retraining Notification Act in connection with (I) its failure to hire all of the Seller Employees on the Closing Date, (ii) its subsequent termination or layoff of any Hired Employees, or (iii) a reduction in hours of work of any Hired Employee.

     7.04  CERTAIN TAX MATTERS.

           (a) The Seller shall be responsible for the timely preparation and filing, at its own expense, of all returns for Taxes of Seller with respect to all periods ending before, on, or after the Closing Date. The Seller shall be liable for any Taxes imposed on the Seller and Buyer shall not be required to pay or reimburse the Seller for any such Taxes.

           (b)   (i)   If in connection with an examination, investigation,
audit or other proceedings of any Tax return described in (a) above, any governmental body or authority issues in writing to Buyer, a notice of deficiency, a proposed adjustment to Taxes or an assertion of claim or demand concerning the tax period covered by such return, Buyer shall notify the Seller of its receipt of such written communication from the governmental body or authority within fifteen (15) business days after receiving such notice of deficiency, proposed adjustment or assertion of claim or demand;

                (ii) The Seller shall have the sole and exclusive right, power and authority to contest (at its own expense) any such assessment, proposal, claim, demand or other proceedings in connection with any notice, proposal, investigation, assessment, audit, examination or any other proceedings of any kind whatsoever in connection with any return described in (a) or (b)(i) above;

               (iii) Seller shall have full right, power and authority to take (at its own expense) any and all actions and do any and all things on behalf of itself, which it deems necessary or appropriate in connection with any of such proceedings, including without limitation, litigating or settling any claims, or waiving the provisions of any applicable statute of limitations.

     7.05  EMPLOYEE BENEFIT PLANS.

           (a) HEALTH PLAN MATTERS. Buyer will cooperate with Seller so that the coverage currently provided Hired Employees and their dependents under the Seller's Health Plan will terminate as of the Closing Date. Buyer shall indemnify and hold Seller harmless from and against any and all liability for claims incurred under Buyer's Health Plan after the Closing Date. Except for Assumed Liabilities in the amounts reflected on Schedule 1.01(c)(i) related to accrued expenses under Seller's Health Plan, Seller shall indemnify and hold Buyer harmless from and against any and all liability for claims incurred under the Seller's Health Plan by Hired Employees or their dependents which arise on or prior to the Closing Date. The Seller and Shareholder shall also retain and be responsible for all liabilities, both prior to and after Closing, under the Seller's or Shareholder's health plan for any employee, former employee and any other persons who are not Hired Employees, including any employees of Seller who are on a leave of absence or disability as of Closing.

           (b) PENSION PLAN. Effective as of Closing, Hired Employees shall cease to accrue benefits, but shall continue to be participants, under the Seller's or Shareholder's Pension Plans (the "Seller's Pension Plan"). As soon as practicable after the Closing Date, the Buyer shall designate one or more defined contribution employee pension plans (the "Buyer's Pension Plan") and the Seller and Buyer shall agree upon and designate a transfer date ("Transfer Date"). Buyer represents and covenants that Buyer's Pension Plan shall comply with all requirements of the Code and ERISA and shall be tax qualified as of the Transfer Date. The Seller shall cause the trustee of the Seller's Pension Plan to transfer on the Transfer Date to the trusts forming a part of the Buyer's Pension Plan cash and promissory notes representing plan loans in an amount equal to the vested and unvested account balances of as of the Transfer Date of Hired Employees.

     7.06 CHANGE CORPORATE NAME. As soon as practicable after the Closing, the Seller will, and the Shareholder will cause the Seller to, take all action necessary to change the corporate name of the Seller to CGI Liquidating Co.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.01 PRESS RELEASES AND ANNOUNCEMENTS. No press release related to this Agreement or the transactions contemplated herein, or other announcement to the employees, customers, or suppliers of the Seller will be issued without the joint approval of Buyer and the Seller.

     8.02 EXPENSES. Each party shall pay and be responsible for its expenses whether or not the transactions contemplated by this Agreement are consummated.

     8.03 FURTHER TRANSFERS. The Seller and Shareholder will execute and deliver such further instruments of conveyance and transfer and take such additional action as Buyer may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Purchased Assets. The Seller and Shareholder will execute such documents as may be necessary to assist Buyer in preserving or perfecting its rights in the Purchased Assets and will also do such acts as are necessary to perform their representations, warranties and agreements herein.

     8.04 TRANSITION ASSISTANCE. Neither the Seller nor the Shareholder will in any manner take any action which is designed, intended, or might be reasonably anticipated to have the effect of discouraging customers, suppliers, lessors, and other business associates from maintaining the same business relationships with Buyer after the date of this Agreement as were maintained with the Seller prior to the date of this Agreement.

     8.05 CONFIDENTIALITY. If the transactions contemplated hereby are not consummated, none of the parties to this Agreement will use or disclose to third parties (except to the extent publicly available or obtainable from independent sources) confidential information obtained by them regarding any other party.

     8.06  AMENDMENT AND WAIVER.

           (a) This Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding upon the Seller and Shareholder only if such amendment or waiver is set forth in a writing, expressly purporting to amend this Agreement, executed by the Seller and Shareholder and that any such amendment or waiver will be binding upon Buyer only if such amendment or waiver is set forth in a writing executed by Buyer.

           (b) No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     8.07 NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or mailed by first class mail, return receipt requested. Notices, demands and communications to Buyer, the Seller, and the Shareholder will, unless another address is specified in writing, be sent to the address indicated below:

     TO THE SELLER AND SHAREHOLDER:

                       c/o Daryl Lindemann
                       Morton Industrial Group, Inc.
                       1021 West Birchwood
                       P.O. Box 429
                       Morton, Illinois  61550
                       Telecopy No.: (309) 263-1841


     With a Copy to:   Gene A. Petersen, Esq.
                       Husch & Eppenberger
                       401 Main Street, Suite 1400
                       Peoria, Illinois  61602
                       Telecopy No.: (309) 637-4928


     Buyer:            c/o Churchill Capital, Inc.
                       Attn: Robert L. Davis
                       333 S. 7th Street, Suite 2400
                       Minneapolis, MN  55402
                       Telecopy No. (612) 673-6630


     With a Copy to:   Dennis O'Malley, Esq.
                       Lindquist & Vennum P.L.L.P.
                       4200 IDS Center
                       80 S. 8th Street
                       Minneapolis, MN  55402-2205
                       Telecopy No. (612) 371-3207

     8.08  ASSIGNMENT.

           (a) This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Seller without the prior written consent of Buyer.

           (b) Buyer may (at any time prior to the Closing), at its sole discretion, assign in whole or in part its rights and obligations pursuant to this Agreement, including, without limitation, the right to purchase the Purchased Assets and the obligation to assume the Assumed Liabilities, to one or more of its affiliates.; provided that in the event of any such assignment, Buyer will guarantee the obligations of any such assignee under this Agreement (such guarantee to be in form and substance reasonably satisfactory to the Seller).

           (c) Buyer may, at its sole discretion, direct the Seller to convey the Purchased Assets, in whole or in part, to one or more of its affiliates.

     8.09 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     8.10 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

     8.11 CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

     8.12 COMPLETE AGREEMENT. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

     8.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

     8.14 GOVERNING LAW. The law of the State of Illinois will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

     8.15 LITIGATION. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses from the losing party.

     8.16 DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings specified or referred to in this Section 8.16.

     "Accounts Receivable - As defined in Section 1.01(a)(i).

     "Accrued Current Liabilities" - Seller's accrued current liabilities, to the extent reflected in accordance with GAAP on the accounting records of Seller as of the Closing Date and listed on SCHEDULE 1.01(c)(i), for (a) payroll, commissions, vacation pay, and holiday pay; (b) Seller's portion of payroll taxes; (c) property taxes; and (d) claims under Seller's Health Plan. Accrued Current Liabilities shall not include any amounts for Seller's or Shareholder's income taxes or sales or use taxes, or amounts withheld from employees' wages or commissions.

     "Allocation"  --  As defined in Section 1.05.

     "Applicable Contract" -- Any Contract (a) under which the Seller has or may acquire any rights, (b) under which the Seller has or may become subject to any obligation or liability, or (c) by which the Seller or any of the assets owned or used by the Seller is or may become bound.

     "Assignment" -- As defined in Section 1.03(b)(viii).

     "Assumed Liabilities" -- As defined in Section 1.01(c).

     "Balance Sheet" -- As defined in Section 4.05.

     "Best Efforts" -- The efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

     "Breach" -- A "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by a Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "Business" -- As defined in the Recitals to this Agreement.

     "Buyer" -- As defined in the first paragraph of this Agreement.

     "Closing" -- As defined in Section  1.03(a).

     "Closing Date" - As defined in Section 1.03(a).

     "Closing Date Working Capital Balance Sheet" - The balance sheet to be prepared by Shareholder containing a statement of Current Assets and Accrued Current Liabilities as of the Closing Date and delivered to Buyer within the time period set forth in SECTION 1.06 hereof and prepared in accordance with GAAP applied on a basis consistent in form with the Balance Sheet of Seller as of October 28, 1999.

     "Code" -- The Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code of 1986, as amended, or any successor law.

     "Consent" -- Any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "Contemplated Transactions" -- All of the transactions contemplated by this Agreement, including without limitation: (a) the sale of the Purchased Assets to Buyer; (b) the execution, delivery, and performance of the Assignment, the Noncompetition Agreement, and the Transition Agreement; (c) the performance by Buyer, Seller and Shareholder of their respective covenants and obligations under this Agreement; (d) Buyer's acquisition and ownership of the Purchased Assets; and (e) Buyer's acquisition of the certain assets of Morton Metalcraft Co. of South Carolina.

     "Contract" -- Any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "Current Assets" - The book value of the Purchased Assets sold, conveyed, assigned, and transferred to Buyer at Closing and properly includible on the Closing Date Working Capital Balance Sheet under the captions "Net Receivables", "Inventory", and "Prepaid Expenses."

     "Damages" - Any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third party claim.

     "Date of Notice of Claim" -- As defined in Section 7.02(f).

     "Disputed Item" - An item contained in the Closing Date Working Capital Balance Sheet or the Working Capital Asset Valuation Statement to which the Buyer objects as provided in SECTION 1.06 hereof.

     "Encumbrances" -- Any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.

     "Environment" -- Soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental, Health, and Safety Liabilities" -- Any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and relating to:

     (a) Any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

     (b) Fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

     (c) Financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law of Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by an Governmental Body or any other Person) and for any natural resource damages; or

     (d) Any other compliance, corrective, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action" will include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

     "Environmental Law" -- Any Legal Requirement in effect on or prior to Closing designed:

     (a) To advise appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations or discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (b) To prevent or acceptably minimize the release of pollutants or hazardous substances or materials into the Environment;

     (c) To reduce the quantities, prevent the release, and minimize the hazardous characteristics of wastes that are generated;

     (d) To assure that products are designed, formulated, packaged, or used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

     (e)   To protect resources, species, or ecological amenities;


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

     (f) To acceptably minimize the risks inherent in transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

     (g) To clean up pollutants that have been released, prevent the threat of release, or pay the costs of such clean up or prevention; or

     (h) To make responsible parties pay private parties, or groups of them, for damages done to their health or Environment, or to permit self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA" -- The Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "ERISA Affiliate" - Any other Person that, together with the Seller, would be treated as a single employer under Section 414 of the Code.

     "Facilities" -- Any real property, leaseholds, or other interests currently or formerly owned or operated by the Seller (or any predecessor Person) and any buildings, plants, structures, or equipment currently or formerly owned, leased, or operated by the Seller (or any predecessor Person).

     "GAAP" -- Generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 2.4(b) were prepared.

     "Governmental Authorization" -- Any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" -- Any:

     (a) Nation, state, county, city, town, village, district, or other jurisdiction of any nature;

     (b)   Federal, state, local, municipal, foreign, or other government;

     (c) Governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

     (d)   Multi-national organization or body; or

     (e) Body exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "Hazardous Activity" -- The distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation,


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

treatment, or use (including any withdrawal or other use of groundwater) of hazardous materials in, or under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Seller.

     "Hazardous Materials" -- Includes any (i) "hazardous substance," "pollutants," or "contaminant" (as defined in Sections 101(14), (33) of CERCLA or the regulations designated pursuant to Section 102 of CERCLA and found at 40 C.F.R. Section 302), including any element, compound, mixture, solution, or substance that is or may be designated pursuant to Section 102 of CERCLA; (ii) substance that is or may be designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act, as amended (33 U.S.C. Sections 1251, 1321(b)(2)(A)) ("FWPCA"); (iii) hazardous waste having the characteristics identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, 6921) ("RCRA") or having characteristics that may subsequently be considered under RCRA to constitute a hazardous waste; (iv) substance containing petroleum, as that term is defined in Section 9001(8) of RCRA; (v) toxic pollutant that is or may be listed under Section 307(a) of FWPCA; (vi) hazardous air pollutant that is or may be listed under Section 112 of the Clean Air Act, as amended (42 U.S.C. Sections 7401, 7412); (vii) imminently hazardous chemical substance or mixture with respect to which action has been or may be taken pursuant to Section 7 of the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, 2606); (viii) source, special nuclear, or by-product material as defined by the Atomic Energy Act of 1954, as amended (42 U.S.C. Section 2001 et seq.); (ix) asbestos, asbestos-containing material, or urea formaldehyde or material that contains it; (x) waste oil and other petroleum products; and (xi) any other toxic materials, contaminants, or hazardous substances or wastes pursuant to any Environmental Law.

     "Hired Employees" - As defined in Section 7.03.

     "Indemnified Party" -- As defined in Section 7.02(c).

     "Indemnifying Party" - As defined in Section 7.02(c).

     "Intellectual Property Assets" -- As defined in Section 4.23(a).

     "Interim Balance Sheet" -- As defined in Section 4.05.

     "IRS" -- The United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge" -- An individual will be deemed to have "Knowledge" of a particular fact or other matter if:

     (a)   Such individual is actually aware of such fact or other matter; or


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

     (b) A prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter. For purposes of Section 4.20, the Knowledge of the Seller and the Shareholder includes the Knowledge of Melissa Edgington, who is directly responsible for environmental compliance matters with respect to the Seller. For purposes of this Agreement, the Knowledge of the Seller includes not only the Knowledge of Seller's directors and officers, but also the Knowledge of the following individuals: Jerry Wells and Melissa Edgington.

     "Legal Requirement" -- Any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Lenders" -- As defined in Section 1.03(b)(x).

     "Noncompetition Agreement" -- As defined in Section 1.03(b)(vii).

     "Notice of Claim" -- As defined in Section 7.02(c).

     "Occupational Safety and Health Law" -- Any Legal Requirement in effect on or prior to Closing designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Order" -- Any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business" -- An action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

     (a) Such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (b) Such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

     (c) Such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "Organizational Documents" -- (a) the articles or certificate of incorporation and the by-laws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

     "Person" -- Any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or Governmental Body.

     "Plan" -- As defined in Section 2.13.

     "Proceeding" -- Any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Purchased Assets" -- As defined in Section 1.01(a).

     "Real Estate" -- As defined in Section 1.01(a)(v).

     "Related Person" -- With respect to a particular individual:

     (a)   Each other member of such individual's Family;

     (b) Any Person that is directly or indirectly controlled by any one or more members of such individual's Family;

     (c) Any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

     (d) Any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

     (a) Any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

     (b)   Any Person that holds a Material Interest in such specified Person;

     (c) Each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

     (d)   Any Person in which such specified Person holds a Material
Interest; and

     (e) Any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

     "Release" -- Any spilling, leading, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment.

     "Representative" -- With respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Retained Assets" -- As defined in Section 1.01(b).

     "Securities Act" -- The Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Seller" -- As defined in the first paragraph of this Agreement.

     "Seller Employees" - As defined in Section 7.03.

     "Seller's Health Plan" - Morton Industrial Group Health Care Payment Plan effective January 1, 1999, as amended.

     "Shareholder" -- As defined in the first paragraph of this Agreement.

     "Subsidiary" -- With respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Seller.

     "Tax" -- Any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body.

     "Transition Agreement" -- As defined in Section 1.03(b)(ix).

     "Unassumed Liabilities" -- As defined in Section 1.01(d).

     "Working Capital" - Current Assets minus Accrued Current Liabilities.

     "Working Capital Asset Value Statement" -- The detailed calculation of the value of the Current Assets as of the Closing Date, including a detail of the inventory and accounts receivable.


                     [REST OF PAGE INTENTIONALLY LEFT BLANK]


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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


CARROLL GEORGE, INC.

By:
   -----------------------------
Its
   -----------------------------

MORTON INDUSTRIAL GROUP, INC.            ADVANCED COMPONENT  TECHNOLOGIES, INC.


By:                                      By:
   -----------------------------            -----------------------------
     Its                                       Its
        ------------------------                  -----------------------

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